Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Vylor Inc. of our report dated February 12, 2026, relating to the financial statements and financial statement schedule of Corteva, Inc., which appears in Amendment No. 3 to the Registration Statement on Form 10 of Vylor Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 12, 2026